                                December 17, 2002

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (the "Registration
Statement") filed by MAXXAM Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission relating to the issuance, if any, of
770,000 shares of the Company's Common Stock, par value $.50 per share (the
"Common Stock"), and 70,000 shares of Class A $.05 Non-Cumulative Participating
Convertible Preferred Stock (the "Preferred Stock"), pursuant to the MAXXAM 2002
Omnibus Employee Incentive Plan.

In connection therewith, I have reviewed copies of the Restated Certificate of
Incorporation, Certificates of Designation and Amended and Restated By-Laws of
the Company, the Registration Statement and such documents and records of the
Company as I have deemed necessary to enable me to express an opinion on the matters covered hereby, and I have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. Based on the foregoing, I am of the opinion that the shares of Common Stock and Preferred Stock of the Company to be issued pursuant to the MAXXAM 2002 Omnibus Employee Incentive Plan will be, when issued in compliance with such plan, legally issued, fully paid and non-assessable.

I hereby consent to the use of this opinion as an Exhibit to the Registration
Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities
Act of 1933, as amended, or the rules and regulations of the Securities and
Exchange Commission thereunder.

I am delivering this opinion to the Company, and no person other than the
Company may rely upon it.

                                   Very truly yours,

                                   BERNARD L. BIRKEL
                                   Bernard L. Birkel
                                   Secretary and Senior Assistant General Counsel